                                                                     Exhibit 4.2

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                      8% SENIOR SUBORDINATED NOTES DUE 2008


                      -------------------------------------


                          FIRST SUPPLEMENT TO INDENTURE

                            DATED AS OF MAY 31, 2001


                      -------------------------------------


                       NAVISTAR INTERNATIONAL CORPORATION,
                                   AS ISSUER,

                   INTERNATIONAL TRUCK AND ENGINE CORPORATION,
                           AS A SUBSIDIARY GUARANTOR,

                                       AND

                           BNY MIDWEST TRUST COMPANY,
                                   AS TRUSTEE



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

                          FIRST SUPPLEMENT TO INDENTURE

         This First Supplement to Indenture is dated as of May 31, 2001 by and among Navistar International Corporation, a Delaware corporation (the "COMPANY"), International Truck and Engine Corporation, a Delaware corporation ("INTERNATIONAL"), and wholly owned subsidiary of the Company, and BNY Midwest Trust Company, an Illinois banking corporation (the "TRUSTEE"), as successor to Harris Trust and Savings Bank, with respect to the Company's 8% Senior Subordinated Notes due 2008 (this "FIRST SUPPLEMENT"). Capitalized terms used but not otherwise defined in this First Supplement shall have the meanings ascribed to such terms in the Indenture (hereinafter defined).

         WHEREAS, the Company and the Trustee entered into that certain Indenture, dated as February 4, 1998 (as may be amended and supplemented from time to time in accordance with its terms, the "INDENTURE");

         WHEREAS, Section 4.15 of the Indenture requires that any Restricted Subsidiary of the Company that guarantees any other indebtedness of the Company simultaneously execute and deliver a supplemental indenture providing for the guarantee of the payment of the Securities by such Restricted Subsidiary;

         WHEREAS, on the date hereof, the Company is issuing $400 million in aggregate principal amount of 9 3/8% Senior Notes due 2006 (the "NEW NOTES") under that certain Indenture, dated as of May 31, 2001, by and among the Company, International and BNY Midwest Trust Company (the "NEW INDENTURE"), and all of the obligations of the Company under the New Notes and the New Indenture will be guaranteed by International; and

         WHEREAS, pursuant to Section 9.1 of the Indenture, the Trustee is authorized to execute and deliver this First Supplemental.

         NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                    ARTICLE I
                               SUBSIDIARY GUARANTY

         Section 1.01 INDENTURE AMENDMENT. The Indenture shall hereby be amended and supplemented by incorporating the Guarantee of Securities set forth as EXHIBIT A hereto into the Indenture as new Article XI thereto.

         Section 1.02 SUBSIDIARY GUARANTEE. International hereby agrees to become subject to the terms of the Indenture as a Subsidiary Guarantor thereunder and, to evidence such Subsidiary

Guarantee, will execute and deliver concurrently herewith a notation of guarantee substantially in the form attached as EXHIBIT B hereto.

                                   ARTICLE II
                            MISCELLANEOUS PROVISIONS

         Section 2.01 INSTRUMENTS TO BE READ TOGETHER. This First Supplement is an indenture supplement to and in implementation of the Indenture, and said Indenture and this First Supplement shall henceforth be read together.

         Section 2.02 CONFIRMATION. The Indenture, as amended and supplemented by this First Supplement, is in all respects confirmed and preserved.

         Section 2.03 COUNTERPARTS. This First Supplement may be executed in any number of counterparts, each of which, when so executed, shall be deemed to be an original, but all of which shall together constitute one and the same instrument.

         Section 2.04 EFFECTIVENESS. This First Supplement shall become effective immediately upon its execution in accordance with the provisions of Article Nine of the Indenture.

         Section 2.05 GOVERNING LAW. THIS FIRST SUPPLEMENT AND THE SUBSIDIARY GUARANTEE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK. THE COMPANY AND EACH SUBSIDIARY GUARANTOR AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, COUNTY OF NEW YORK, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS FIRST SUPPLEMENT AND THE SUBSIDIARY GUARANTEES.

        Section 2.06 DISCLAIMER OF TRUSTEE'S RESPONSIBILITY. In executing this First Supplement, the Trustee shall be entitled to all the privileged and immunities afforded to the Trustee under the terms and conditions of the Indenture.

                               *     *     *     *

        IN WITNESS WHEREOF, the parties hereto have caused this First Supplement to Indenture to be duly executed as of the date first above written.

                                           NAVISTAR INTERNATIONAL CORPORATION


                                           By:    /s/ T.M. Hough
                                                  -----------------------------
                                           Name:  Thomas M. Hough
                                           Its:   Vice President and Treasurer


                                           INTERNATIONAL TRUCK AND ENGINE
                                           CORPORATION


                                           By:    /s/ T.M. Hough
                                                  -----------------------------
                                           Name:  Thomas M. Hough
                                           Its:   Vice President and Treasurer


                                           BNY MIDWEST TRUST COMPANY


                                           By:    /s/ D.G. Donovan
                                                  -----------------------------
                                           Name:  D.G. Donovan
                                           Its:   Assistant Vice President

                                                                       EXHIBIT A


                                   ARTICLE XI

                             GUARANTEE OF SECURITIES


               SECTION 11.1       Subsidiary Guarantee.

               Subject to the provisions of this Article XI, each Subsidiary Guarantor hereby jointly and severally unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company or any other Subsidiary Guarantors to the Holders or the Trustee hereunder or thereunder, that: (a) the principal of, premium, if any, and interest on the Securities will be duly and punctually paid in full when due, whether at maturity, by acceleration or otherwise, and interest on the overdue principal and (to the extent permitted by law) interest, if any, on the Securities and all other obligations of the Company or the Subsidiary Guarantors to the Holders or the Trustee hereunder or thereunder (including fees or expenses) and all other obligations with respect to the Securities and this Indenture will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Securities, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed, or failing performance of any other obligation of the Company to the Holders, for whatever reason, each Subsidiary Guarantor will be obligated to pay, or to perform or cause the performance of, the same immediately. An Event of Default under this Indenture or the Securities shall constitute an event of default under this Subsidiary Guarantee, and shall entitle the Holders of Securities to accelerate the obligations of the Subsidiary Guarantors hereunder in the same manner and to the same extent as the obligations of the Company.

               Each of the Subsidiary Guarantors hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Securities or this Indenture, the absence of any action to enforce the same, any waiver or consent by any holder of the Securities with respect to any provisions hereof or thereof, any release of any other Subsidiary Guarantor, the recovery of any judgment against the Company, any action to enforce the same, whether or not a Subsidiary Guarantee is affixed to any particular Security, or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Each of the Subsidiary Guarantors hereby waives the benefit of diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that its Subsidiary Guarantee will not be discharged except by complete performance of the obligations contained in the Securities, this Indenture and this Subsidiary Guarantee. If any

Holder or the Trustee is required by any court or otherwise to return to the Company or to any Subsidiary Guarantor, or any custodian, trustee, liquidator or other similar official acting in relation to the Company or such Subsidiary Guarantor, any amount paid by the Company or such Subsidiary Guarantor to the Trustee or such Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders of Securities and the Trustee, on the other hand, (a) subject to this Article XI, the maturity of the obligations guaranteed hereby may be accelerated as provided in Article VI hereof for the purposes of this Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (b) in the event of any acceleration of such obligations as provided in Article VI hereof, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee.

               This Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any significant part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Securities are, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee on the Securities, whether as a "voidable preference," "fraudulent transfer" or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Securities shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

               No stockholder, officer, director, employer or incorporator, past, present or future, or any Subsidiary Guarantor, as such, shall have any personal liability under this Subsidiary Guarantee by reason of his, her or its status as such stockholder, officer, director, employer or incorporator.

               The Subsidiary Guarantors shall have the right to seek contribution from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under this Subsidiary Guarantee.

               Each Subsidiary Guarantor, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the guarantee by each Subsidiary Guarantor pursuant to its Subsidiary Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar Federal or state law. To effectuate the foregoing intention, the Holders and each Subsidiary Guarantor hereby irrevocably agrees that the obligations of each Subsidiary Guarantor under the Subsidiary Guarantees shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of each Subsidiary Guarantor (including, but not limited to, the Guarantor Senior Indebtedness of each Subsidiary Guarantor) result in the obligations of each

Subsidiary Guarantor under the Subsidiary Guarantees not constituting such fraudulent transfer or conveyance.

               SECTION 11.2      Execution and Delivery of Subsidiary Guarantee.

               To further evidence the Subsidiary Guarantee set forth in Section 11.1, each Subsidiary Guarantor hereby agrees that a notation of such Subsidiary Guarantee, substantially in the form included in EXHIBIT C hereto, shall be endorsed on each Security authenticated and delivered by the Trustee after such Subsidiary Guarantee is executed and executed by either manual or facsimile signature of an Officer of each Subsidiary Guarantor. The validity and enforceability of any Subsidiary Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

               Each of the Subsidiary Guarantors hereby agrees that its Subsidiary Guarantee set forth in Section 11.1 shall remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Subsidiary Guarantee.

               If an Officer of a Subsidiary Guarantor whose signature is on this Indenture or a Security no longer holds that office at the time the Trustee authenticates such Security or at any time thereafter, such Subsidiary Guarantor's Subsidiary Guarantee of such Security shall be valid nevertheless.

               The delivery of any Security by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of any Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantor.

               SECTION 11.3      Additional Subsidiary Guarantors.

               Any person may become a Subsidiary Guarantor by executing and delivering to the Trustee (a) a supplemental indenture in form and substance satisfactory to the Trustee, which subjects such person to the provisions of this Indenture as a Subsidiary Guarantor, and (b) an Opinion of Counsel to the effect that such supplemental indenture has been duly authorized and executed by such person and constitutes the legal, valid, binding and enforceable obligation of such person (subject to such customary exceptions concerning fraudulent conveyance laws, creditors' rights and equitable principles as may be acceptable to the Trustee in its discretion).

               SECTION 11.4      Release of a Subsidiary Guarantor.

               (a) In the event that each other holder of Indebtedness of the Company or of any of the Company's Subsidiaries of which a Subsidiary Guarantor has guaranteed the payment thereof unconditionally releases a Subsidiary Guarantor of all of its obligations under such guarantee pursuant to a written agreement in form and substance satisfactory to the Trustee (other than a release resulting from payment under such guarantee) such Subsidiary Guarantor shall be automatically and unconditionally released from all obligations under its Subsidiary Guarantee,

PROVIDED that a release of a Subsidiary Guarantor may only be obtained under the circumstances described in this sentence if an Officers' Certificate to that effect has been delivered to the Trustee.

               (b) In addition, except in the case where the prohibition on transfer in Section 5.1 is applicable, upon the sale or disposition of all (but not less than all) of the Capital Stock of a Subsidiary Guarantor by the Company or a Subsidiary of the Company, or upon the consolidation or merger of a Subsidiary Guarantor with or into any Person (in each case, other than to the Company or an Affiliate of the Company), such Subsidiary Guarantor shall be deemed automatically and unconditionally released and discharged from all obligations under this Article XI without any further action required on the part of the Trustee or any Holder, PROVIDED that each such Subsidiary Guarantor is sold or disposed of in accordance with Article V.

               (c) The Trustee shall deliver an appropriate instrument evidencing the release of a Subsidiary Guarantor upon receipt of a request of the Company accompanied by an Officers' Certificate certifying as to the compliance with this Section 11.4. Any Subsidiary Guarantor not so released or the entity surviving such Subsidiary Guarantor, as applicable, will remain or be liable under its Subsidiary Guarantee as provided in this Article XI.

               The Trustee shall execute any documents reasonably requested by the Company or a Subsidiary Guarantor in order to evidence the release of such Subsidiary Guarantor from its obligations under its Subsidiary Guarantee endorsed on the Securities and under this Article XI.

               Except as set forth in Articles IV and V and this Section 11.4, nothing contained in this Indenture or in any of the Securities shall prevent any consolidation or merger of a Subsidiary Guarantor with or into the Company or another Subsidiary Guarantor or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor as an entirety or substantially as an entirety to the Company or another Subsidiary Guarantor.

               SECTION 11.5       Waiver of Subrogation.

               Each Guarantor hereby irrevocably waives any claim or other rights which it may now or hereafter acquire against the Company or any of its Subsidiaries that arise from the existence, payment, performance or enforcement of such Subsidiary Guarantor's obligations under this Subsidiary Guarantee and this Indenture, including, without limitation, any right of subrogation, reimbursement, exoneration, indemnification, and any right to participate in any claim or remedy of any Holder of Securities against the Company or any of its Subsidiaries, whether or not such claim, remedy or right arises in equity, or under contract, statute or common law, including, without limitation, the right to take or receive from the Company or any of its Subsidiaries, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim or other rights. If any amount shall be paid to any Subsidiary Guarantor in violation of the preceding sentence and the Securities shall not have been paid in full, such amount shall have been deemed to have been paid to such Subsidiary Guarantor for the benefit of, and held in trust for the benefit of, the Holders of the Securities, and shall forthwith be paid to the Trustee for the benefit of such Holders to be credited and applied upon the Securities, whether matured or unmatured, in accordance with the terms of this Indenture. Each Subsidiary Guarantor acknowledges that it will receive direct and indirect benefits from the financing arrangements contemplated by this Indenture and that the waiver set forth in this Section 11.5 is knowingly made in contemplation of such benefits.

               SECTION 11.6       Agreement to Subordinate.

               Each Subsidiary Guarantor covenants and agrees, and each Holder of Securities, by his acceptance thereof, likewise covenants and agrees, that the indebtedness represented by such Subsidiary Guarantor's Subsidiary Guarantee and the payment of the principal of and interest on each and all of the Securities pursuant to such Subsidiary Guarantor's Subsidiary Guarantee is hereby expressly subordinated, to the extent and in the manner hereinafter set forth, in right of payment to the prior payment in full of Guarantor Senior Indebtedness.

               Anything in the Subsidiary Guarantee, the Securities or in this Indenture to the contrary notwithstanding, the indebtedness evidenced by such Subsidiary Guarantor's Subsidiary Guarantee shall be subordinate and junior in right of payment, in all respects, to all Guarantor Senior Indebtedness of such Subsidiary Guarantor, whether outstanding at the Issue Date or incurred after the Issue Date. Without limiting the effect of the foregoing, "subordinate" and "junior" as used herein shall include within their meanings the following:

               (i) in the event of any insolvency or bankruptcy proceedings, and any receivership, liquidation, reorganization or other similar proceedings in connection therewith, relative to the Subsidiary Guarantor or its creditors or its property, and in the event of any proceedings for voluntary liquidation, dissolution or other winding up of the Subsidiary Guarantor, whether or not involving insolvency or bankruptcy proceedings, then (A) all Guarantor Senior Indebtedness of such Subsidiary Guarantor shall first be paid in full, or such payment be provided for, before any payment on account of principal or interest is made upon the Indebtedness evidenced by the Subsidiary Guarantee of such Subsidiary Guarantor, and (B) in any such proceedings any payment or distribution of any kind or character (including without limitation any distribution realized from or attributable to any security interest of the Holders of the Securities in property or assets of such Subsidiary Guarantor), whether in cash or property or securities which may be payable or deliverable in respect of the Subsidiary Guarantee of such Subsidiary Guarantor, shall be paid or delivered directly to the holders of such Guarantor Senior Indebtedness of such Subsidiary Guarantor (or the representative or representatives of such holders or the trustee or trustees under any indenture under which any instruments evidencing any of such Guarantor Senior Indebtedness of such Subsidiary Guarantor shall have been issued) for application in payment thereof, unless and until such Guarantor Senior Indebtedness of such Subsidiary Guarantor shall have been paid in full or such payment shall have been provided for; PROVIDED that (1) in the event that payment or delivery of such cash, property or securities to the Holders of the Securities is authorized by an order or decree giving effect, and stating in such order or decree that effect is given, to the subordination of the Subsidiary Guarantee of such Subsidiary Guarantor to Guarantor Senior Indebtedness of such Subsidiary Guarantor, and made by a court of competent jurisdiction in a reorganization proceeding under any applicable law, no payment or delivery of such cash, property or securities payable or deliverable with respect to the Securities need be made to the holders of Guarantor Senior Indebtedness of such Subsidiary Guarantor, (2) no such delivery need be made of securities which are issued pursuant to voluntary reorganization, dissolution, or liquidation proceedings by such Subsidiary Guarantor or by such Subsidiary Guarantor as reorganized, if such securities are subordinate and junior to the payment of all Guarantor Senior Indebtedness of such Subsidiary Guarantor then outstanding to the same extent as the Subsidiary Guarantee of such Subsidiary Guarantor and (3) if, pursuant to the foregoing, a payment or delivery of cash, property or securities is to be made to the holders of Guarantor Senior Indebtedness of such Subsidiary Guarantor (or their representative or representatives or the trustee or trustees under any indenture under which any instruments evidencing any such Guarantor Senior Indebtedness of such Subsidiary Guarantor shall have been issued) from a distribution realized from or attributable to any security interest of the Holders of the Securities in property or assets of such Subsidiary Guarantor, such payment or delivery shall be made (x) FIRST, to the holders of any Guarantor Senior In debtedness of such Subsidiary Guarantor (or their representative or representatives) secured equally and ratably with the Holders of the Securities with respect to such property or assets or to the trustee or trustees under any indenture under which any instruments evidencing any of such Guarantor Senior Indebtedness of such Subsidiary Guarantor shall have been issued, ratably according to the aggregate amounts remaining unpaid on account of such Guarantor Senior Indebtedness of such Subsidiary Guarantor held or represented by each, until such Guarantor Senior Indebtedness of such Subsidiary Guarantor shall have been paid in full or such payment shall have been provided for and (y) THEN, to the extent such payment or delivery shall not be required to pay the Guarantor Senior Indebtedness of such Subsidiary Guarantor referred to in the foregoing clause (x), to the other holders of Guarantor Senior Indebtedness of such Subsidiary Guarantor (or their representative or representatives or the trustee or trustees under any indenture under which any instruments evidencing any of such Guarantor Senior Indebtedness of such Subsidiary Guarantor shall have been issued), ratably according to the aggregate amounts remaining unpaid on account of such Guarantor Senior Indebtedness of such Subsidiary Guarantor held or represented by each, until such Guarantor Senior Indebtedness of such Subsidiary Guarantor shall have been paid in full or such payment shall have been provided for;

               (ii) no payment or prepayment of any principal, premium (if any) or interest on account of and no repurchase, redemption or other retirement (whether at the option of the Holder or otherwise) of the Securities shall be made, if at the time of such payment, prepayment, repurchase, redemption or retirement, or immediately after giving effect thereto, there shall exist a default in the payment or prepayment of any Guarantor Senior Indebtedness of such Subsidiary Guarantor;

               (iii) in the event that any Security is declared due and payable because of the occurrence of an Event of Default (under circumstances when the provisions of the foregoing clause (i) shall not be applicable), the Holders of the Securities shall be entitled to payment only after there shall first have been paid in full the Guarantor Senior Indebtedness of such Subsidiary Guarantor outstanding at the time such Security so becomes due and payable because of such Event of Default, or provision for such payment shall have been made; and

               (iv) in the event that (A) any of the events described in clauses
        (i), (ii) and (iii) occurs and (B) notwithstanding the provisions therein, any payment or distribution of assets of such Subsidiary Guarantor of any kind or character (including any distribution realized from or attributable to any security interest of the Holders of the Securities in property or assets of such Subsidiary Guarantor), whether in cash, property or securities, shall be received by the Holders of the Securities (or their representative or representatives or the Trustee under this Indenture) before all Guarantor Senior Indebtedness of such Subsidiary Guarantor shall have been paid in full, or provision made for such payment in accordance with the terms of the Guarantor Senior Indebtedness of such Subsidiary Guarantor, except as provided in sub-clauses (1) and (2) of the proviso to clause (i) above, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Guarantor Senior Indebtedness of such Subsidiary Guarantor (or their representative or representatives or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Guarantor Senior In debtedness of such Subsidiary Guarantor shall have been issued), as their respective interests may appear under said clauses
        (i), (ii) and (iii), for application to the payment of all such Guarantor Senior Indebtedness of such Subsidiary Guarantor remaining unpaid to the extent necessary to pay such Guarantor Senior Indebtedness of such Subsidiary Guarantor in full in accordance with its terms, after giving effect to any concurrent payment or distribution to the holders of such Guarantor Senior Indebtedness of such Subsidiary Guarantor.

               SECTION 11.7       Subrogation.

               Subject to the payment in full of all Guarantor Senior Indebtedness, holders of a Subsidiary Guarantee shall be subrogated to the rights of the holders of Guarantor Senior Indebtedness of such Subsidiary Guarantor to receive payments or distributions of cash, property or securities of such Subsidiary Guarantor applicable to Guarantor Senior Indebtedness of such Subsidiary Guarantor until all amounts owing on the Securities pursuant to such Subsidiary Guarantor's Subsidiary Guarantee shall be paid in full, and as between such Subsidiary Guarantor, its creditors other than holders of such Guarantor Senior Indebtedness, and holders of such Subsidiary Guarantee, no such payment or distribution made to the holders of such Guarantor Senior Indebtedness by virtue of this Article XI which otherwise would have been made to such holders shall be deemed to be a payment by such Subsidiary Guarantor on account of such Guarantor Senior Indebtedness, it being understood that the provisions of this Article XI are and are intended solely for the purpose of defining the relative rights of the holders of such Subsidiary Guarantee, on the one hand, and the holders of Guarantor Senior Indebtedness, on the other hand.

               SECTION 11.8       Relative Rights.

               Nothing contained in this Article XI or elsewhere in this Indenture or in the Securities or this Subsidiary Guarantee is intended to or shall impair, as between the Subsidiary Guarantor, its creditors other than the holders of its Guarantor Senior Indebtedness, and the holders of its Subsidiary Guarantee, the obligation of such Subsidiary Guarantor, which is absolute and unconditional, to pay to the holders of the Securities pursuant to its Subsidiary Guarantee the principal of and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall af fect the relative rights of the holders of its Subsidiary Guarantee and creditors of such Subsidiary Guarantor other than the holders of its Guarantor Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or any holder of its Subsidiary Guarantee from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XI of the holders of Guarantor Senior Indebtedness to receive cash, property or securities otherwise payable or deliverable to the Securityholders.

               Upon payment or distribution of assets of such Subsidiary Guarantor referred to in this Article XI, the Trustee and the holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of such Subsidiary Guarantor is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee, or agent or other person MAKING any payment or distribution, to the Trustee or to the holders of its Subsidiary Guar antee for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the holders of its Guarantor Senior Indebtedness and other indebtedness of such Subsidiary Guarantor, the amount thereof or payable thereon, the amount paid or distributed thereon and all other facts pertinent thereto or to this Article XI.

               Nothing contained in this Article or elsewhere in this Indenture, or in any of the Securities or this Subsidiary Guarantee, shall affect the obligations of such Subsidiary Guarantor to make, or prevent such Subsidiary Guarantor from making, payment of the principal of or interest on the Securities pursuant to its Subsidiary Guarantee in accordance with the provisions hereof and thereof, except as otherwise provided in this Article XI.

               SECTION 11.9       Trustee to Effectuate Subordination.

               Each holder of a Subsidiary Guarantee, by his acceptance thereof, authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this
Article XI and appoints the Trustee his attorney-in-fact for any and all such purposes.

               SECTION 11.10 Trustee Not Fiduciary for Holders of Guarantor Senior Indebtedness.

               The Trustee shall not be deemed to owe any fiduciary duty to the holders of Guarantor Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to holders of a Subsidiary Guarantee or any Subsidiary Guarantor or any other person moneys or assets to which any holders of Guarantor Senior Indebtedness shall be entitled by virtue of this Article XI or otherwise.

               SECTION 11.11      Notice By Subsidiary Guarantor.

               The Subsidiary Guarantor shall give prompt written notice to the Trustee of any fact known to such Subsidiary Guarantor that would prohibit the making of any payment of moneys to or by the Trustee pursuant to this Article. Subject to the provisions of Sections 7.1 and 7.5 but notwithstanding any other provisions of this Indenture, the Trustee and any Paying Agent shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of moneys to or by the Trustee or such Paying Agent, or the taking of any other action by the Trustee or such Paying Agent, unless and until the Trustee or such Paying Agent shall have received written notice thereof from such Subsidiary Guarantor at least three Business Days prior to the making of any such payment, the Securityholders, the holders of any Guarantor Senior Indebtedness or the representative of any such holders.

               SECTION 11.12      Rights of Trustee.

               The Trustee shall be entitled to all the rights set forth in this
Article XI with respect to any Guarantor Senior Indebtedness of such Subsidiary Guarantor by the time held by the Trustee, to the same extent as any other holder of Guarantor Senior Indebtedness.

               SECTION 11.13      Subsidiary Guarantor May Not Impair
                                  Subordination.

               No right of any present or future holder of any Guarantor Senior Indebtedness of such Subsidiary Guarantor to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of such Subsidiary Guarantor or by any noncompliance by such Subsidiary Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

               SECTION 11.14      Rights of Paying Agent.

               In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context shall require otherwise) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article XI in addition to or in place of the Trustee, PROVIDED that Sections 11.11 and 11.12 shall not apply to such Subsidiary Guarantor if it acts as Paying Agent.

                                                                       EXHIBIT B

                                    GUARANTEE

               For value received, the undersigned hereby unconditionally guarantees to the Holder of this Security the payments of principal of, premium, if any, and interest on this Security in the amounts and at the time when due and interest on the overdue principal, premium, if any, and interest, if any, of this Security, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Securities, to the Holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security, Article XI of the Indenture and this Subsidiary Guarantee. This Subsidiary Guarantee will become effective in accordance with Article XI of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Subsidiary Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

               The obligations of the undersigned to the Holders of Securities and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article XI of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee and all of the other provisions of the Indenture to which this Subsidiary Guarantee relates. The Indebtedness evidenced by this Subsidiary Guarantee is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full in cash or cash equivalents of all Guarantor Senior Indebtedness as defined in the Indenture, and this Subsidiary Guarantee is issued subject to such provisions. Each Holder of a Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary to appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose, PROVIDED that such subordination provisions shall cease to affect amounts deposited in accordance with the defeasance provisions of the Indenture upon the terms and conditions set forth therein.

               This Subsidiary Guarantee is subject to release upon the terms set forth in the Indenture.

                                                INTERNATIONAL TRUCK AND
                                                ENGINE CORPORATION


                                                By:
                                                   -----------------------------
                                                Name:
                                                Title:

                                                                       EXHIBIT C

                                    GUARANTEE

               For value received, the undersigned hereby unconditionally guarantees to the Holder of this Security the payments of principal of, premium, if any, and interest on this Security in the amounts and at the time when due and interest on the overdue principal, premium, if any, and interest, if any, of this Security, if lawful, and the payment or performance of all other obligations of the Company under the Indenture or the Securities, to the Holder of this Security and the Trustee, all in accordance with and subject to the terms and limitations of this Security, Article XI of the Indenture and this Subsidiary Guarantee. This Subsidiary Guarantee will become effective in accordance with Article XI of the Indenture and its terms shall be evidenced therein. The validity and enforceability of any Subsidiary Guarantee shall not be affected by the fact that it is not affixed to any particular Security.

               The obligations of the undersigned to the Holders of Securities and to the Trustee pursuant to the Subsidiary Guarantee and the Indenture are expressly set forth in Article XI of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantee and all of the other provisions of the Indenture to which this Subsidiary Guarantee relates. The Indebtedness evidenced by this Subsidiary Guarantee is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full in cash or cash equivalents of all Guarantor Senior Indebtedness as defined in the Indenture, and this Subsidiary Guarantee is issued subject to such provisions. Each Holder of a Security, by accepting the same, (a) agrees to and shall be bound by such provisions,
(b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary to appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose, PROVIDED that such subordination provisions shall cease to affect amounts deposited in accordance with the defeasance provisions of the Indenture upon the terms and conditions set forth therein.

               This Subsidiary Guarantee is subject to release upon the terms set forth in the Indenture.

                                                [NAME OF GUARANTOR]


                                                By:
                                                   -----------------------------
                                                Name:
                                                Title:


                                       C-1